Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2020, relating to the consolidated financial statements of OrthoPediatrics Corp. appearing in the Annual Report on Form 10-K of OrthoPediatrics Corp. for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

March 13, 2020